UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

Hines Real Estate Investment Trust, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

March Distribution Declaration

With the authorization of its board of directors, Hines Real Estate Investment Trust, Inc. ("Hines REIT" ) declared distributions for the month of March 2008. These distributions will be calculated based on shareholders of record each day during March in an amount equal to $0.00170959 per share, per day and will be aggregated and paid in cash in April 2008.

Potential Acquisition

On February 22, 2008, an indirect subsidiary of Hines U.S. Core Office Fund, L.P. (the "Core Fund") entered into a contract to acquire UBS Tower, a 51-story office building located in the West Loop submarket of the central business district of Chicago, Illinois. UBS Tower was constructed in 2001 and contains 1.4 million square feet of rentable area that is approximately 98% leased. The contract purchase price for UBS Tower is expected to be $540.0 million, exclusive of transaction costs, financing fees and working capital reserves. There is no guarantee that this acquisition will be consummated and if the Core Fund elects not to close the acquisition of UBS Tower, it will forfeit its $50.0 million earnest money deposit.

The Core Fund is an investment vehicle organized in August 2003 by Hines Interests Limited Partnership ("Hines") to invest in existing office properties in the United States that Hines believes are desirable long-term "core" holdings. The Core Fund currently holds interests in a portfolio of 24 office properties throughout the United States. The Core Fund is an affiliate of Hines and of Jeffrey C. Hines, Chairman of Hines REIT’s board of directors. Hines REIT Properties, L.P., a subsidiary of Hines REIT, owned an approximate 31.6% interest in the Core Fund as of the date of the signing of this agreement.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the property described herein and timing of payment of distributions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with property acquisitions and other risks described in the “Risk Factors” section of Hines REIT’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2006 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

February 29, 2008	By:	Frank R. Apollo
Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer, and Secretary